UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2021

COLLECTIVE GROWTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39276	84-3954038
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1805 West Avenue

Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

(512) 358-9085

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	CGROU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CGRO	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	CGROW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 31, 2021, Collective Growth Corporation (“Collective Growth”) held a special meeting of stockholders (“Meeting”), which was called to approve the proposals relating to the entry into and consummation of the Business Combination Agreement, dated as of December 10, 2020 (the “Business Combination Agreement”), by and among Collective Growth, Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (“Innoviz”), Hatzata Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Innoviz (“Merger Sub”), and the other parties thereto. An aggregate of 9,645,277 shares of Collective Growth’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of March 4, 2021, were represented in person or by proxy at the Meeting.

Collective Growth’s stockholders voted on the following proposals at the Meeting, each of which was approved:

(1)    Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated therein, pursuant to which Merger Sub will merge with and into Collective Growth, with Collective Growth surviving the merger as a wholly owned subsidiary of Innoviz (the “Business Combination”). The following is a tabulation of the votes with respect to this proposal, which was approved by Collective Growth’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,621,400	16,588	7,289	0

Prior to the Meeting, holders of an aggregate of 891,046 shares of Collective Growth’s Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.01 per share, or an aggregate of approximately $8.9 million.

(2)    Proposal No. 2 — The Charter Proposals – separate proposals to approve the following material differences between Collective Growth’s amended and restated certificate of incorporation (“SPAC Charter”) and Innoviz’s amended and restated articles of association (“Innoviz Articles”) to be effective upon the consummation of the Business Combination:

a.       The name of the new public entity will be “Innoviz Technologies Ltd.” as opposed to “Collective Growth Corporation.” The following is a tabulation of the votes with respect to this proposal, which was approved by Collective Growth’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,624,463	13,131	7,683	0

b.       The Innoviz Articles will provide for one class of ordinary shares as opposed to the two classes of Collective Growth’s common stock provided for in the SPAC Charter. The following is a tabulation of the votes with respect to this proposal, which was approved by Collective Growth’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,602,254	26,206	16,817	0

c.       Innoviz’s corporate existence is perpetual as opposed to Collective Growth’s corporate existence terminating if a business combination is not consummated within a specified period of time. The following is a tabulation of the votes with respect to this proposal, which was approved by Collective Growth’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,608,081	21,828	15,368	0

d.       The Innoviz Articles will not include the various provisions applicable only to special purpose acquisition corporations that the SPAC Charter contains. The following is a tabulation of the votes with respect to this proposal, which was approved by Collective Growth’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,603,562	21,131	20,584	0

Item 7.01 Regulation FD Disclosure.

On April 1, 2021, Collective Growth issued a press release announcing the results of the Meeting. The press release is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2021		COLLECTIVE GROWTH CORPORATION

	By:	/s/ Bruce Linton
Bruce Linton
Chairman and Chief Executive Officer